Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Core U.S. Credit Bond ETF (ISHCRED) iShares Intermediate Credit Bond ETF (ISHICRED)
Multimanager Core Bond Portfolio (AXA-VIP)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-
BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
(SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
02-18-2015
Security Type:
BND/CORP

Issuer
Waste Management, Inc. (2025)
Selling Underwriter
Deutsche Bank Securities Inc.
Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Credit Suisse Securities (USA) LLC, Deutsche Bank
Securities Inc., Goldman, Sachs & Co., J.P. Morgan
Securities LLC, Barclays Capital Inc., Merrill
Lynch, Pierce, Fenner & Smith Incorporated, RBS
Securities Inc., Wells Fargo Securities, LLC.,
Mitsubishi UFJ Securities (USA), Inc., Mizuho
Securities USA Inc., Scotia Capital (USA) Inc.,
BBVA Securities Inc., BNP Paribas Securities
Corp., Citigroup Global Markets Inc., PNC Capital
Markets LLC, SMBC Nikko Securities America, Inc.,
U.S. Bancorp Investments, Inc., Blaylock Beal Van,
LLC, BNY Mellon Capital Markets, LLC, Comerica
Securities, Inc., Drexel Hamilton, LLC, Lloyds
Securities Inc.

Transaction Details
Date of Purchase
02-18-2015

Purchase Price/Share(per share / % of par)
$99.574
Total Commission, Spread or Profit
0.650%

1.  Aggregate Principal Amount Purchased (a+b)
$35,000,000
a.  US Registered Funds (Appendix attached
with individual Fund/Client purchase)
$5,519,000
b.  Other BlackRock Clients
$29,481,000
2.  Aggregate Principal Amount of Offering
$600,000,000
Fund Ratio [Divide Sum of #1 by #2]Must be less than 0.25
0.05833

Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]U.S. Registered Public Offering  [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.
No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date:
02-23-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
02-23-2015

Global Syndicate Team Member